Exhibit 10.03

                                SCANA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                             as amended and restated
                                 effective as of
                                  July 1, 2000













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                                SCANA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                TABLE OF CONTENTS

                                                                           Page


SECTION 1.  ESTABLISHMENT OF THE PLAN........................................1

   1.1     Establishment and History of the Plan.............................1
   1.2     Description of the Plan...........................................1
   1.3     Purpose of the Plan...............................................1
   1.4     Effective Date....................................................1

SECTION 2.    DEFINITIONS....................................................2

   2.1     Definitions.......................................................2
   2.2     Gender and Number.................................................4

SECTION 3.   ELIGIBILITY AND PARTICIPATION...................................5

   3.1     Eligibility.......................................................5
   3.2     Termination of Participation......................................5
   3.3     Reemployment of Former Participant................................5

SECTION 4.   BENEFITS........................................................6

   4.1     Eligibility for Benefits..........................................6
   4.2     Amount of Supplemental Benefit....................................6
   4.3     Timing and Form of Payment........................................6
   4.4     Death of Participant..............................................7
   4.5     Designation of Beneficiary........................................7
   4.6     Documentation.....................................................8

SECTION 5.   FINANCING.......................................................9

   5.1     Financing of Benefits.............................................9
   5.2     Contractual Obligation............................................9
   5.3     Unsecured Interest................................................9
   5.4     "Rabbi" Trust.....................................................9

SECTION 6.   GENERAL PROVISIONS.............................................10

   6.1     Employment/Participation Rights..................................10
   6.2     Nonalienation of Benefits........................................10
   6.3     Severability.....................................................10
   6.4     No Individual Liability..........................................10
   6.5     Applicable Law...................................................11

SECTION 7.   PLAN ADMINISTRATION, AMENDMENT AND TERMINATION.................12

   7.1     In General.......................................................12
   7.2     Claims Procedure.................................................12
   7.3     Finality of Determination........................................12
   7.4     Delegation of Authority..........................................12
   7.5     Expenses.........................................................12
   7.6     Tax Withholding..................................................12
   7.7     Incompetency.....................................................12
   7.8     Notice of Address................................................13
   7.9     Amendment and Termination........................................13

SECTION 8.   CHANGE IN CONTROL PROVISIONS...................................14

   8.1     Accelerated Distributions Upon Change in Control.................14
   8.2     Tax Computation..................................................14
   8.3     No Subsequent Recalculation of Tax Liability.....................14
   8.4     Successors.......................................................15
   8.5     Amendment and Termination After Change in Control................15

SECTION 9.  EXECUTION.......................................................16





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                                SCANA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            (As Amended and Restated)


                      SECTION 1. ESTABLISHMENT OF THE PLAN

1.1 Establishment and History of the Plan. SCANA Corporation established, effective as of January 1, 1994, a supplemental retirement plan for executives known as the "SCANA Corporation Supplemental Executive Retirement Plan" (the "Supplemental Plan"). The Supplemental Plan has been amended from time to time after its initial adoption for various design and administrative changes. The Supplemental Plan was amended and restated effective as of December 18, 1996 to include provisions applicable upon a Change in Control. The Supplemental Plan was further amended and restated effective as of October 21, 1997 to include various administrative provisions and to clarify certain provisions regarding a Change in Control. Effective as of July 1, 2000, the Supplemental Plan is being amended and restated as set forth herein to reflect the conversion of the Qualified Plan to a cash balance-type of retirement plan.

1.2 Description of the Plan. This Supplemental Plan is intended to constitute a nonqualified deferred compensation plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is unfunded and established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

1.3 Purpose of the Plan. The purpose of this Supplemental Plan is to provide supplemental retirement income to certain employees of the Company whose benefits under the Qualified Plan are limited in accordance with the limitations imposed by (i) Code Section 415 on the amount of annual retirement benefits payable to employees from qualified pension plans, (ii) Code Section 401(a)(17) on the amount of annual compensation that may be taken into account for all qualified plan purposes, or (iii) certain other design limitations on determining compensation under the Qualified Plan.

1.4 Effective Date. This amended and restated Supplemental Plan is effective as of July 1, 2000. The rights and benefits, if any, of a Participant who terminated or retired before July 1, 2000 shall be determined in accordance with the provisions of the Supplemental Plan in effect on the date his employment with the Company terminated.



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                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized. Capitalized terms not defined herein shall have the respective meanings set forth in the Qualified Plan.

         (a) "Actuarial Equivalent" shall mean equality in value of the benefit provided under the Supplemental Plan based on actuarial assumptions, methods, factors and tables that would apply under the Qualified Plan under similar circumstances.

         (b) "Agreement" means a contract between an Eligible Employee and the Company permitting the Eligible Employee to participate in the Supplemental Plan and delineating the benefits (if any) that are to be provided to the Eligible Employee in lieu of or in addition to the benefits described under the terms of this Supplemental Plan.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "Beneficiary" means any person or entity who, upon the Participant's death before the payment or commencement of payment of the Participant's benefit under the Supplemental Plan, is entitled to receive the Participant's benefit, in accordance with Sections 4.3 and 4.4 hereof.

         (e)      "Board" means the Board of Directors of the Corporation.

         (f) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

                  (ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935 as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

                  (iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  (v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of SCANA designated by the Board as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

         (g)      "Code" means the Internal Revenue Code of 1986, as amended.
                   ----

         (h) "Code Limitations" means the limitations imposed by Code Section 415 on the amount of annual retirement benefits payable to employees from qualified pension plans and Code Section 401(a)(17) on the amount of annual compensation that may be taken into account for all qualified plan purposes.

         (i) "Committee" means the Management Development and Corporate Performance Committee of the Board. Any references in this Supplemental Plan to the "Committee" shall be deemed to include references to the designee appointed by the Committee under Section 7.4.

         (j) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Supplemental Plan through execution of Agreements with any of their Employees or otherwise. When the term "Company" is used with respect to an individual Participant, it shall refer to the specific company at which the Participant is employed, unless otherwise required by the context.

         (k) "Compensation" means "Compensation" as determined under the Qualified Plan, without regard to the limitation under Section 401(a)(17) of the Code and including any amounts of Compensation otherwise deferred under any non-qualified deferred compensation plan of the Corporation (excluding the Supplemental Plan).

         (l) "Corporation" means SCANA Corporation, a South Carolina corporation, or any successor thereto.


         (m) "Eligible Employee" means an Employee who is employed by the Company in a high-level management or administrative position, including employees who also serve as officers and/or directors of the Company.

         (n) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

         (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


         (q) "Participant" means any Eligible Employee who is participating in the Supplemental Plan in accordance with the provisions herein set forth.

         (r) "Qualified Plan" means the SCANA Corporation Retirement Plan, as in effect on July 1, 2000, and as may be further amended and in effect from time to time.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Eligible Employee shall become a Participant in this Supplemental Plan on the first day on which:

         (a) his Accrued Benefit as calculated under the Qualified Plan is limited in accordance with either of the Code Limitations or due to his participation in a non-qualified deferred compensation plan of the Corporation (other than this Supplemental Plan); and

         (b) he enters into an Agreement with the Company regarding his participation in the Supplemental Plan.

3.2 Termination of Participation. Once an Eligible Employee becomes a Participant under Section 3.1, the Participant shall remain covered hereunder until the date upon which the Participant's employment terminates for any reason, provided, however, the Participant shall remain covered under the Supplemental Plan after termination of employment so long as any benefits are payable with respect to the Participant from this Supplemental Plan. Unless the terms of the Participant's Agreement provide to the contrary, if the Participant is not eligible for benefits in accordance with the provisions of Section 4.1 at the time his employment terminates, the Participant shall terminate his participation in the Supplemental Plan when his employment with the Company terminates.

3.3 Reemployment of Former Participant. Notwithstanding any provision of the Supplemental Plan or an Agreement to the contrary, any person reemployed as an Employee who previously participated in and received benefits under the Supplemental Plan shall not be eligible to participate again in the Supplemental Plan, and any payments or future rights to payments under the Supplemental Plan made or to be made with respect to such Participant shall not be discontinued on account of such reemployment.





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                               SECTION 4. BENEFITS

4.1 Eligibility for Benefits. A Participant shall be eligible to receive a benefit under this Supplemental Plan in accordance with and subject to the provisions of this Supplemental Plan, upon the Participant's termination of employment with the Company and its affiliates or if later, the date provided in the Participant's Agreement; provided, however, that, except as provided in the following sentence or as may otherwise be provided by an Agreement, no benefit shall be payable under this Supplemental Plan with respect to a Participant who terminates employment with the Company prior to becoming vested in his Accrued Benefit under the Qualified Plan. Notwithstanding the foregoing, if a Participant is involuntarily terminated following or incident to a Change in Control and prior to becoming fully vested in his Accrued Benefit under the Qualified Plan, the Participant shall automatically become fully vested in his benefit hereunder and a benefit will be payable under this Supplemental Plan with respect to the Participant.

4.2 Amount of Supplemental Benefit. Unless otherwise provided in an Agreement, the amount of any benefit payable to a Participant pursuant to this Supplemental Plan shall be determined as of the date the Participant first becomes eligible to receive benefits under the Supplemental Plan under Section 4.1 (the "determination date") and shall be equal to (i) the cash balance account that otherwise would have been payable under the Qualified Plan as of such determination date, based on Compensation as defined under this Supplemental Plan and disregarding the Code Limitations, minus (ii) the Participant's Cash Balance Account determined under the Qualified Plan as of such determination date.

4.3 Timing and Form of Payment. The benefit payable to a Participant under this Supplemental Plan shall be paid or commence to be paid as of the first day of the calendar month next following the date the Participant first becomes eligible to receive a benefit under this Supplemental Plan in accordance with
Section 4.1 (the "payment date"). The Participant may elect, in accordance with such procedures established by the Committee from time to time in its sole discretion, to receive a distribution of such benefit in either of the following forms of payment:

         (a) Single Sum Distribution. A single sum distribution of the value of the Participant's benefit under the Supplemental Plan determined as of the last day of the month preceding the payment date. Upon such payment, no additional amounts are owed to the Participant or his Beneficiary under this Plan.

         (b) Life Annuity with 15-Year 60% Survivor Benefit. A lifetime annuity benefit with an additional death benefit payment as follows: A lifetime annuity that is the Actuarial Equivalent of the Participant's single sum amount under
Section 4.3(a) which provides for a monthly benefit payable beginning on the payment date for the Participant's life. In addition to this life annuity, commencing on the first day of the month following the Participant's death, the Participant's designated Beneficiary shall receive a benefit of sixty percent (60%) of the amount of the Participant's monthly payment continuing for a fifteen (15) year period; provided, however, if the Participant's Beneficiary dies before the end of the fifteen (15) year period, the lump sum value of the remaining monthly payments of such survivor benefit shall be paid to the designated Beneficiary's estate. The Participant's life annuity shall not be reduced to reflect the "cost" of providing the sixty-percent (60%) survivor benefit feature. Notwithstanding anything herein to the contrary, in no event may a trust be named as a Beneficiary for purposes of the survivor benefit otherwise provided under this Section 4.3(b).

In the absence of an effective election, amounts owed to a Participant hereunder shall be paid in the form specified in Section 4.3(b).

4.4 Death of Participant. Unless otherwise provided in an Agreement, if a Participant dies on or after July 1, 2000 and before the payment date (as defined in Section 4.3), a single sum distribution equal to the value of the Participant's benefit that otherwise would have been payable under the Supplemental Plan determined in accordance with Section 4.2 shall be paid to the Participant's designated Beneficiary as soon as administratively practicable following the Participant's death.

4.5      Designation of Beneficiary.
         --------------------------

         (a)......A Participant shall designate a single person or trust (except as provided in Section 4.3(b)) as the Beneficiary who is to receive any benefits payable hereunder upon the Participant's death. The designation shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change his Beneficiary by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of SCANA Corporation and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.

         (b) The Secretary of SCANA Corporation (or his authorized designee) shall, upon receipt of a Participant's Beneficiary designation:

         .........(i)      ascertain that the  designation  has been signed,
and if it has not been,  return it to the Participant for his signature; and

         .........(ii)     if signed,  stamp the designation  "Received,"
indicate the date of receipt, and initial the designation in the proximity of the stamp.

         (c) In the event that the Beneficiary named in paragraph (a) above predeceases the Participant, the amounts that otherwise would have been paid to said Beneficiary shall, where the designation fails to redirect to an alternate Beneficiary in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (d) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall first be paid to the Participant's spouse (as determined under the Qualified Plan), or if the Participant has no spouse upon his date of death, any amounts owed shall be paid to the Participant's estate as the alternate Beneficiary.

         (e) In the circumstance that a Participant's designation is effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

4.6 Documentation. Each person eligible for a benefit under this Supplemental Plan shall furnish the Corporation with such documents, evidence, data or information in support of such application as the Corporation considers necessary or desirable.


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                              SECTION 5. FINANCING

5.1 Financing of Benefits. Participants shall not be required or permitted to make any contribution under the Supplemental Plan. Benefits shall be payable, when due, by the Corporation, out of its current operating revenue to the extent not paid from a trust created pursuant to Section 5.4.

5.2 Contractual Obligation. The Corporation's obligation to make payments to the recipient when due shall be contractual in nature only, and participation in the Supplemental Plan will not create in favor of any Participant any right or lien against the assets of the Corporation. No benefits under the Supplemental Plan shall be required to be funded by a trust fund or insurance contracts or otherwise. Prior to benefits becoming due, the Corporation shall expense the calculated liabilities in accordance with policies determined appropriate by the Corporation and its auditors.

5.3 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Corporation. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

5.4      "Rabbi" Trust                           SCANA CORPORATION
         -------------

                                            By:  s/W. B. Timmerman
                                                 -----------------

                                            Title: Chairman, President and
                                                   Chief  Executive Officer
ATTEST:


s/Lynn M. Williams
 -------------------
Secretary